AMR CORPORATION
2009 LONG TERM INCENTIVE PLAN

SECTION 1 Purpose, Definitions.

The purpose of the AMR Corporation 2009 Long Term Incentive Plan (the “Plan”) is to enable AMR Corporation (the “Company”) to attract, retain and reward key employees of the Company and its Subsidiaries, and strengthen the mutuality of interests between such key employees and the Company’s stockholders, by offering such key employees performance-based stock incentives and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Award” means any award of a Stock Option, Stock Appreciation Right, Restricted Stock, Deferred Stock, Performance Related Award or Stock Based Award made pursuant to the Plan.  Award shall also include a cash incentive award payable in accordance with Section 8(b).

(b) “Board” means the Board of Directors of the Company.

(c) “Cause” means a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant’s willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary.

(d) “Change in Control” means, unless otherwise defined, the happening of any of the following:

(i) When during any 12 month period any “person” as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including any “group” within the meaning of both Section 13(d) of the Exchange Act and Treas. Reg. §1.409A-3(i)(5)(v)(B), but excluding the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities;

(ii) When during any 12 month period the individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual (x) whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board and (y) who is a nominee or other representative of the person(s) who conducted or threatened such contest or solution or an affiliate thereof; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a “Business Combination”); provided; however, that a Business Combination will not constitute a Change in Control if each of the following three conditions are satisfied following such Business Combination:

(A)           all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of Stock of the Company and the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries);

(B)           no person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) becomes, by reason of such Business Combination, the beneficial owner, directly or indirectly, of thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of such corporation, but disregarding for this purpose any beneficial ownership held more than 12 months prior to the effective time of such  Business Combination; and

(C)           at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

Without limiting the generality of the foregoing, the above definition is intended to constitute a change in the ownership, a change in effective control or a change in the ownership of a substantial portion of the assets of the Company, in each case as defined in Treasury Regulation 1.409A-3(i)(5) or any successor guidance thereto (a “409A Change Event”) and no event, change in ownership or occurrence shall be a Change in Control under this Plan unless it is also a 409A Change Event.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(f) “Committee” means the committee referred to in Section 2 of the Plan.

(g) “Company” means AMR Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

(h) “Deferred Stock” means a right granted pursuant to Section 7 to receive Stock at the end of a specified Restriction Period or, if so specified by the Committee, Restricted Stock prior to the end of the specified Restriction Period.

(i) “Disability”, for awards not subject to Section 409A of the Code, means disability as determined under procedures established by the Committee for purposes of this Plan.  For awards subject to Section 409A of the Code, “Disability” shall have the meaning given in Section 409A(a)(2)(C) of the Code; determination of such Disability shall be made by the Committee consistently with Treasury Regulation 1.409A-3(i)(4)(i) or successor guidance thereto.

(j) “Early Retirement” means retirement from active employment with the Company and any Subsidiary at or after (i) attaining age 55 with 10 years of service or (ii) having satisfied the conditions for early retirement under any pension plan of the Company or any Subsidiary in which the Participant is a participant.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(l) “Fair Market Value” means, as of any given date, the last sale price of the Stock on the New York Stock Exchange (or such other exchange or automated trading system on which the Stock is then principally traded) at the time of such grant or exercise, as applicable or, if no such sale of Stock occurs on such date, the last sale price on the immediately prior business day on which sales occurred occur.  If, at any time, the Stock is not traded on an exchange or automated trading system, Fair Market Value shall be the fair market value of the Stock as determined by the Committee in good faith.

(m) “Incentive Stock Option” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(n) “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(o) “Normal Retirement” means retirement from active employment with the Company and any Subsidiary pursuant to the applicable retirement provisions of the applicable pension plan of such entity.

(p) “Participant” means any officer or key employee of the Company or any Subsidiary who has been granted an Award under the Plan.

(q) “Performance Criteria” shall have the meaning ascribed thereto in Section 8.

(r) “Performance Related Award” means any Performance Related Incentive Award or Performance Related Stock Award made pursuant to Section 8, the vesting of which is contingent upon the determination by the Committee that performance objectives established by the Committee have been attained, in whole or in part.

(s) “Performance Related Incentive Award” shall have the meaning ascribed thereto in Section 8.

(t) “Performance Related Stock Award” shall have the meaning ascribed thereto in Section 8.

(u) “Plan” means this AMR Corporation 2009 Long Term Incentive Plan, as it may be amended from time to time.

(v) “Prior Plan” means the 1998 AMR Corporation Long Term Incentive Plan, as in effect immediately prior to the effective date hereof, or as the same may be amended from time to time.

(w) “Restricted Stock” means shares of Stock that are subject to restrictions under Section 7 below.

(x) “Retirement” means Normal Retirement or Early Retirement.

(y) “Stock” means the Common Stock, $1.00 par value per share, of the Company.

(z) “Stock Appreciation Right” means the right granted under Section 6 below which entitles the grantee to receive, upon the exercise thereof in whole or in part, an amount in shares of Stock equal in value to the excess of the Fair Market Value (at the time of exercise) of one share of Stock over the base price per share specified with respect to the Stock Appreciation Right, multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised.  The number of shares to be issued shall be calculated on the basis of the Fair Market Value of the shares at the time of exercise.  Notwithstanding the foregoing, the Committee may elect, at any time and from time to time, in lieu of issuing all or any portion of the shares of Stock otherwise issuable upon any exercise of any such Stock Appreciation Right, to pay the grantee an amount in cash or other marketable property of a value equivalent to the aggregate Fair Market Value at the time of exercise of the number of shares of Stock that the Committee is electing to settle in cash or other marketable property.

(aa) “Stock-Based Award” shall have the meaning ascribed thereto in Section 9.

(bb) “Stock Option” or “Option” means any option to purchase shares of Stock granted pursuant to Section 5 below.

(cc) “Subsidiary” means any corporation (other than the Company) or other business entity in an unbroken chain beginning with the Company if each of the corporations or business entities (other than the last corporation or entity in the unbroken chain) owns (i) stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain or (ii) capital and profits interests representing fifty percent (50%) or more of all the capital and profits interests in one of the business entities (other than a corporation) in the chain.

SECTION 2 Administration.

(a) Appointment of Committee.  The Plan shall be administered by a committee of not less than two members of the Board, who shall be appointed by, and serve at the pleasure of, the Board. In selecting the members of the Committee, the Board shall take into account the requirements for the members of the Committee to be treated as “Outside Directors” within the meaning of Section 162(m) of the Code and “Non-Employee Directors” for purposes of Rule 16b-3, as promulgated under Section 16 of the Exchange Act. The functions of the Committee specified in the Plan shall be exercised by the Board, if and to the extent that no Committee exists which has the authority to so administer the Plan, or to the extent that, at the time the action is to be taken, it is known that the Committee is not comprised solely of Non-Employee Directors for purposes of Rule 16b-3, as promulgated under Section 16 of the Exchange Act.

(b) Powers Related to Awards.  The Committee shall have full authority to grant, pursuant to the terms of the Plan, Awards to officers and other key employees eligible under Section 4.  In addition to any other authority that may be afforded to the Committee under the Plan, the Committee shall have the authority:

(i) to select the officers and other key employees of the Company and its Subsidiaries to whom Awards may from time to time be granted hereunder and, subject to the provisions of Sections 3, 5 and 8, to determine the number of shares to be covered by each such Award granted hereunder;

(ii) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions, regarding any Stock Option or other Award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine in its sole discretion);

(iii) to determine whether, to what extent and under what circumstances Awards are to be made, and operate, on a tandem basis vis-a-vis other Awards under the Plan and/or awards outside of the Plan;

(iv) to determine the terms and conditions pursuant to which an Award may vest on a pro rata basis or be terminated; and

(v) to impose conditions that may require the repayment, in whole or in part, of the compensation or other benefit received by a Participant with respect to any Award or Awards, to the extent that the compensation or benefit was derived from the misconduct of the Participant or inaccuracies in the financial or performance-related data upon which payment of any Award was made.

(c) Interpretative Powers.  The Committee shall have the authority: to adopt and modify such rules, guidelines and practices governing the Plan which are not inconsistent with the terms of the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.  Section 409A of the Code applies to certain Awards under this Plan, and it is intended that all such Awards shall be issued, administered, exercised and paid or transferred in conformance therewith.  All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding on all persons, including the Company and Participants.  Accordingly, notwithstanding anything in Section 11 to the contrary, the Committee shall have authority to amend or restate the terms of a grant or award to preclude violation of Section 409A of the Code, without the consent of the recipient thereof.

(d) Delegation.  The Committee may appoint in writing such person or persons as it may deem necessary or desirable to carry out any of the duties and responsibilities of the Committee hereunder and may delegate to such person or persons in writing such duties, and confer upon such person or persons in writing, such powers, discretionary or otherwise, as the Committee may deem appropriate. Without limiting the generality of the foregoing, but subject to applicable law, the Committee may authorize from time to time the Chief Executive Officer and/or a member of the Board or a committee of directors or officers of the Company or its Subsidiaries or a subcommittee of members of the Committee to grant Awards under this Plan to officers and other key employees of the Company or its Subsidiaries authorized or approved by the Committee (including grants of individual Awards to officers and other key employees authorized or approved by the Committee in a pool of Awards for a group of officers and/or other key employees), subject to any conditions or limitations as the Committee may establish; provided that all Awards to executive officers of the Company shall be approved by the Committee or a subcommittee thereof.

SECTION 3 Stock Subject to Plan.

(a) Initial Share Authorization.  The total number of shares of Stock reserved and available for distribution under the Plan shall be 4,000,000 shares.  Shares issued under this Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.  As otherwise expressly provided in this Plan, Awards granted hereunder may be payable in shares of Stock, cash or other property, or any combination thereof, as determined by the Committee.

(b) Effect of Forfeitures and Other Settlements.  Any shares of Stock subject to a Stock Option or Stock Appreciation Right, or to any Restricted Stock, Deferred Stock or Performance Related Award, or a comparable award granted under the Prior Plan, that, in either case, after the date this Plan is adopted, is forfeited or otherwise terminated or settled, in whole or in part, without a payment being made to the Participant in the form of Stock shall again be available for distribution in connection with future Awards under the Plan.  Without limiting the generality of the preceding sentence, upon the exercise of a Stock Appreciation Right, regardless of whether granted on a stand-alone basis or in tandem with any Stock Option, only the number of shares of Stock actually issued in connection with the exercise of such Stock Appreciation Right (and not the corresponding number of shares of Stock related to the Stock Appreciation Right (or portion thereof) being exercised) shall be treated as issued under the Plan and the remaining number of shares of Stock related to such exercised Stock Appreciation Right (or portion thereof), including the corresponding number of shares related to any tandem Stock Option cancelled upon such exercise, shall again be available for issuance under the Plan.

(c) Adjustments.  In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary cash dividend, other change in corporate structure affecting the Stock, or other event or transaction of a similar nature that results in a material change in the value of the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price or base price of shares subject to outstanding Stock Options or Stock Appreciation Rights granted under the Plan, and in the number of shares subject to other outstanding Awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion and in compliance with Section 409A of the Code, to prevent the enhancement or diminution of the rights of any Participant hereunder or in the benefits collectively available under the Plan for all Participants and all persons eligible to be Participants, provided that the number of shares subject to any Award shall always be a whole number.

SECTION 4 Eligibility.

Officers and other key employees of the Company and its Subsidiaries (but excluding members of the Committee and any person who serves only as a director) who are responsible for, or contribute to, the management, growth and/or profitability of the business of the Company and/or its Subsidiaries are eligible for Awards under the Plan.

SECTION 5 Stock Options.

Stock Options may be granted alone, in addition to, or in tandem with, other Awards granted under the Plan.  Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.  The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided that, in no event shall the number of shares of Stock subject to any Stock Options and/or Stock Appreciation Rights granted to any employee during any calendar year exceed 750,000 shares, as such number may be adjusted pursuant to Section 3(c).  In no event may any Stock Option or Stock Appreciation Rights be granted in connection with, or conditioned upon, the exercise of any previously granted Stock Option or Stock Appreciation Rights.  Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Option Price.  The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant; provided, that such option price may not be less than the Fair Market Value of the Stock at the time the Stock Option is granted.  Without the express approval of the Company’s stockholders, except as otherwise provided in Section 3(c), the Committee shall not be entitled to amend or otherwise modify any Stock Option to lower the option price per share below the Fair Market Value on the date of grant, or to issue any replacement Stock Option or similar Award in exchange for a Stock Option with a higher exercise price.

(b) Option Term.  The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted.

(c) Exercisability.  Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant; provided, however, that (i) except as otherwise expressly provided in the Plan, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option and (ii) after the date any Stock Option is granted, such Stock Option may only become exercisable on a accelerated basis in the event of a Change in Control or the Participant’s death, Disability or Retirement, as provided in the Plan or otherwise determined by the Committee.

(d) Method of Exercise.  Subject to whatever installment exercise provisions apply under Section 5(c) and subject to whatever restrictions may be imposed by the Company, Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares as to which the Stock Option is being exercised.  Without limiting the generality of the foregoing, payment of the option price may be made: (i) in cash or its equivalent; (ii) by exchanging shares of Stock owned by the optionee (which are not the subject of any pledge or other security interest); (iii) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Stock; or (iv) by any combination of the foregoing, provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Stock so tendered to the Company, valued as of the time of such tender, is at least equal to such option price.  In addition, the Committee may permit any Stock Option to be exercised without payment of the purchase price, in which case the Company’s sole obligation shall be to issue to the optionee the same number of shares of Stock as would have been issued had such Stock Option been Stock Appreciation Rights in respect of an identical number of shares of Stock.  An optionee shall not have any rights to dividends or other rights of a stockholder with respect to shares subject to the Option until the optionee has exercised such Stock Option by paying for the shares being exercised (or the Company has elected to net settle such Stock Option) in accordance with this Section 5(d).

(e) Transferability of Options.  Unless the Committee shall permit (on such terms and conditions as it shall establish) an Option (other than an Incentive Stock Option) to be transferred to a member of the Participant’s immediate family or to a trust or similar vehicle solely for the benefit of the Participant and/or such immediate family members, no Option shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant.

(f) Termination by Death, Disability and Retirement.  Subject to Section 5(g), if an optionee’s employment by the Company and any Subsidiary terminates by reason of death, Disability or Retirement, any Stock Option held by such optionee may thereafter be exercised in accordance with the terms and conditions established by the Committee.  In the event of termination of employment by reason of death, Disability or Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(g) Cause.  Upon a Participant’s termination for Cause, any Stock Options held by such Participant shall be immediately cancelled and may not thereafter be exercised, even if exercisable on the date of such termination.

(h) Other Termination.  If an optionee’s employment by the Company or any Subsidiary terminates for any reason other than Cause, death, Disability or Normal or Early Retirement, any unvested Stock Option shall thereupon terminate and the Committee may permit an optionee up to 90 days following such termination to exercise any Stock Options that are exercisable as of the date of such termination.

(i) Incentive Stock Options.  Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422.

SECTION 6 Stock Appreciation Rights.

Stock Appreciation Rights may be granted alone, in addition to, or in tandem with, other Awards granted under the Plan. Any Stock Appreciation Right granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, unless the Participant otherwise consents, such rights may be granted only at the time of grant of such Stock Option.  Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) Exercisability.  Stock Appreciation Rights shall be exercisable at such time and subject to such conditions as the Committee shall specify, except that any Stock Appreciation Right granted in tandem with a Stock Option (or portion thereof) shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable, including in the event of the termination of the Participant’s employment, in accordance with the provisions of Section 5 of the Plan.  Any Stock Appreciation Right granted on a stand-alone basis shall be subject to the same rules regarding exercisability (including those pertaining to the impact of termination of employment and the periods following termination of employment) that apply to Stock Options under Section 5.

(b) Shares Delivered on Exercise.  A grantee of a Stock Appreciation Right shall not have any rights to dividends or other rights of a stockholder with respect to shares subject to the Stock Appreciation Right until the grantee has exercised the Stock Appreciation Right.  Upon the exercise of a Stock Appreciation Right, a grantee shall be entitled to receive an amount in shares of Stock (or, solely to the extent determined by the Committee, cash) equal in value to the excess of the Fair Market Value (at the time of exercise) of one share of Stock over the base price per share specified with respect to the Stock Appreciation Right, multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised. When payment is to be made in shares, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares at the time of exercise.  Notwithstanding anything in this Section 6(b) to the contrary, the base price in respect of any Stock Appreciation Right shall not be less than the Fair Market Value of the Stock at the time the Stock Appreciation Right is granted, or in the case of a Stock Appreciation Right granted in tandem with a Stock Option, the Fair Market Value at the time the related Stock Option was granted.  Without the express approval of the Company’s stockholders, except as otherwise provided in Section 3(c), the Committee shall not be entitled to amend or otherwise modify any Stock Appreciation Right to lower the exercise price below the Fair Market Value applicable at the date of grant, or to issue any replacement Stock Appreciation Right or similar award in exchange for a Stock Appreciation Right with a higher exercise price.

(c) Exercise of SARs.  A Stock Appreciation Right may be exercised by a grantee, subject to Section 6(b), in accordance with the procedures established by the Committee from time to time for such purposes. Upon such exercise, the grantee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b).

(d) Exercise of Tandem Option.  A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option (and similarly the related Stock Option shall no longer be exercisable upon the exercise or termination of the related Stock Appreciation Right), subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option.

(e) Transferability.  Stock Appreciation Rights shall be transferable only to the extent that Stock Options may be transferable under Section 5(e) of the Plan.

SECTION 7 Restricted Stock and Deferred Stock.

(a) Administration.  Restricted Stock or Deferred Stock may be issued either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or awards made outside of the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock or Deferred Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient, the time or times within which such Awards may be subject to forfeiture, and all other terms and conditions of the Awards.  The Committee may condition the grant of Restricted Stock or Deferred Stock upon the attainment of specified Performance Criteria or such other factors as the Committee may determine, in its sole discretion. The provisions of Restricted Stock or Deferred Stock Awards need not be the same with respect to each recipient.  The shares of Restricted Stock and any Deferred Stock awarded pursuant to this Section 7 shall be subject to the following terms and conditions:

(b) Restriction Period.  Subject to the provisions of this Plan and the Award agreement, during a period set by the Committee commencing with the date of such Award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock or Deferred Stock awarded under the Plan.  Where the Restriction Period will lapse or expire based on service, the Restriction Period shall be at least three (3) years, provided that such Restriction Period may lapse ratably over such minimum three-year period and may be waived in the event of death, Disability, Retirement or a Change in Control.  Where the Restriction Period will lapse or expire based on Performance Criteria, as provided in Section 8, the Restriction Period shall be at least one (1) year, but may be waived in the event of death, Disability, Retirement or a Change in Control.  Subject to the two immediately preceding sentences, the Committee, in its sole discretion, may provide for the lapse of any restrictions imposed on any Restricted Stock or Deferred Stock Award in installments and may accelerate or waive such restrictions in whole or in part, based on service, Performance Criteria and/or such other factors as the Committee may determine, in its sole discretion.

(c) Dividend Equivalents on Deferred Stock.  The Committee shall determine whether an amount equivalent to any dividends declared on a share of Stock will be credited with respect to an Award of Deferred Stock and, if so, when such dividend equivalents will be paid and whether they will be paid in (or valued by reference to) cash, Restricted Stock or additional Deferred Stock, in any case in compliance with Section 409A of the Code.  Notwithstanding the foregoing, except to the extent that a stock, property or extraordinary dividend would require an adjustment to such an Award pursuant to Section 3(c), no dividend equivalents shall be payable in respect of any Performance Related Stock Award that has not become vested as of the record date of the corresponding dividend payable on the Stock.

(d) Delivery.  Promptly after the lapse of the Restriction Period (unless and to the extent that the Committee decides to settle the Award in cash), if and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the Company shall record on its books and records, in a manner generally consistent with its then current procedures for recording stock ownership, the Participant’s ownership of an appropriate number of unrestricted shares of Stock.  At the expiration of the Restriction Period with respect to any Award of Deferred Stock, the Company shall record on its books and records, in a manner generally consistent with its then current procedures for recording stock ownership, the Participant’s ownership of a number of shares of Stock equal to the shares covered by the Deferred Stock Award; provided, that, the Committee may determine, at or after grant, whether, and to what extent, to settle Deferred Stock in cash.

SECTION 8 Performance Related Awards.

(a) Performance Objectives.  Notwithstanding anything else contained in the Plan to the contrary, the Committee may, at the time of grant, provide that any Award of Restricted Stock or Deferred Stock shall become vested, if at all, upon the determination by the Committee that performance objectives established by the Committee have been attained, in whole or in part (a “Performance Related Stock Award”).  In addition, the Committee may grant dollar denominated awards to any Participant, the vesting of which shall be subject to the determination by the Committee that performance objectives established by the Committee shall have been satisfied, in whole or in part (a “Performance Related Incentive Award”).  The performance objectives upon which any Performance Related Award shall be based shall be determined over a measurement period or periods established by the Committee (which period or periods shall not be less than one (1) year).  The Committee shall determine the performance objectives that must be satisfied with respect to any Performance Related Award from among the following criteria, which may be determined solely by reference to the performance of: (i) the Company; (ii) a Subsidiary; or (iii) a division or unit of any of the foregoing or based on comparative performance of any of the foregoing relative to past performance or to other companies: (A) return on equity; (B) total shareholder return; (C) primary or fully diluted earnings per share; (D) EBITDA; (E) revenues; (F) cash flows, revenues and/or earnings relative to other parameters (e.g., net or gross assets); (G) operating income; (H) return on investment; (I) changes in the value of the Stock; (J) return on assets; (K) operational performance (including on-time performance); (L) customer satisfaction; and (M) employee surveys (the “Performance Criteria”).  In addition to the performance conditions established pursuant to the immediately preceding sentence, the Committee may further condition the vesting of any Performance Related Award on achieving such additional performance conditions of whatever nature that the Committee deems appropriate.  Excluding Stock Options and/or Stock Appreciation Rights granted hereunder, the maximum number of shares of Stock that may be subject to any such Performance Related Stock Award granted to any key employee in any calendar year shall not exceed 750,000 shares, as such number may be adjusted pursuant to Section 3(c); provided that, based on the level of achievement of the performance objectives, the number of shares of Stock issuable in respect of any Performance Related Stock Award upon achievement of the applicable performance conditions may be up to twice the number of shares initially granted.  The maximum initial dollar value of any Performance Related Incentive Award granted to any key employee may not exceed $3,000,000; provided that, based on the level of achievement of the performance objectives, the actual amount payable in respect of such Performance Related Stock Award upon achievement of the applicable performance conditions may be twice the initial dollar value.

(b) Annual Incentive Compensation.  The Committee may, in addition to the Performance Related Awards described above, pay cash amounts under the Plan or any other plan or arrangement approved by the Committee and designated as complying with this Section 8(b), provided such other plan or arrangement is in conformity with the provisions of this Section 8(b), to any officer of the Company or any Subsidiary who is subject to the reporting requirements of Section 16(a) of the Exchange Act upon the achievement, in whole or in part, of performance goals or objectives established in writing by the Committee with respect to such performance periods as the Committee shall determine. Any such goals or objectives shall be based on one or more of the Performance Criteria.  Notwithstanding anything else contained herein to the contrary, the maximum amount of any such cash payment to any single officer with respect to any calendar year shall not exceed $3,000,000.

(c) Interpretation.  Notwithstanding anything else contained in the Plan to the contrary, to the extent required to so qualify any Performance Related Award to any officer who is subject to the reporting requirements of Section 16(a) of the Exchange Act as other performance based compensation within the meaning of Section 162(m)(4)(C) of the Code, the Committee shall not be entitled to exercise any discretion otherwise authorized under the Plan (such as the right to accelerate vesting without regard to the achievement of the relevant performance objectives) with respect to such Performance Related Award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such Award to fail to qualify as other performance based compensation.

SECTION 9 Stock Based Awards.

(a) Stock Based Awards.  The Committee may grant other types of equity-based or equity-related awards (“Stock-Based Awards”) not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Stock) in such amounts and subject to such terms and conditions as the Committee shall determine; provided, however, that in no event may the aggregate number of shares subject to Stock-Based Awards granted under the Plan exceed five percent of the Shares available for issuance under Section 3(a).  Such Stock-Based Awards may be granted as an inducement to enter the employ of the Company or any Subsidiary or in satisfaction of any obligation of the Company or any Subsidiary to an officer or other key employee, whether pursuant to this Plan, the Prior Plan or otherwise, that would otherwise have been payable in cash or in respect of any award under the Prior Plan.  Such Stock-Based Awards may entail the transfer of actual Stock, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

(b) Termination of Service.  The Committee shall specify the extent to which the Participant shall have the right to receive Stock-Based Awards following termination of the Participant’s employment with the Company and its Subsidiaries.  Such provisions need not be uniform among all Stock-Based Awards, and may reflect distinctions based on the reasons for such termination.

(c) Transferability.  Except as the Committee shall otherwise specify at or after grant, Stock-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and during the Participant’s lifetime only by the Participant.

SECTION 10 Change in Control Provisions.

Notwithstanding the provisions of Sections 5, 6, 7, 8 and 9, unless otherwise specified in an Award agreement, in the event of a Change in Control:

(a) Any Stock Options and Stock Appreciation Rights awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested;

(b) The restrictions and deferral limitations applicable to any Restricted Stock, Deferred Stock, Performance Related Awards or Stock-Based Awards, in each case to the extent not already vested under the Plan, shall lapse and such shares and Awards shall be deemed fully vested, with any Performance Criteria shall be deemed met at target; and

(c) The value of all outstanding Awards to the extent vested may at the sole discretion of the Committee at or after grant but prior to any Change in Control, be cashed out, based on the then current Fair Market Value, as of the date such Change in Control is determined to have occurred or such other date prior to the Change in Control as the Committee may determine.

SECTION 11 Amendments and Termination.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would (i) without stockholder approval, (A) increase the number of shares available for issuance under the Plan, (B) modify the requirements for participation under the Plan, (C) otherwise enhance the benefits that may be provided to Participants under the Plan, including by enhancing the ability of the Committee to waive restrictions on Restricted Stock and Deferred Stock, or (D) authorize the repricing of outstanding Stock Options or Stock Appreciation Rights, or (ii) impair the rights of a Participant under an Award theretofore granted, without the Participant’s consent.  Any amendment of the Plan shall be subject to stockholder approval to extent required under the immediately preceding sentence, applicable law or the applicable rules of any exchange or trading system on which the Stock is listed to trade.  Subject to the express terms and conditions of the Plan, the Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, provided that no such amendment shall impair the rights of any holder without the holder’s consent.

SECTION 12 General Provisions.

(a) Compliance with Securities Laws.  The Committee may require each person purchasing shares pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.  All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) Other Compensation Arrangements.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

(c) No Right to Employment.  The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

(d) Tax Withholding.  Except as the Participant and the Company may otherwise agree, no later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be satisfied by settling an Award, in relevant part, by the payment of cash to the relevant tax authorities in lieu of issuing (or in cancellation of) Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(e) Deferral of Compensation.  Subject to compliance with the applicable requirements of Section 409A of the Code, the Committee may, in its sole discretion, permit a Participant to postpone the delivery of Stock under any Award under the Plan upon such terms and conditions as the Committee shall determine.

(f) Governing Law.  The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

SECTION 13 Term of Plan.

Subject to stockholder approval of the Plan at the annual meeting of the Corporation’s stockholders in 2009, the Plan shall be effective as of May 20, 2009.  No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of stockholder approval, but Awards granted prior to such tenth anniversary may extend beyond that date, in accordance with the terms of such Awards.